UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 23, 2016, Enphase Energy, Inc. (the “Company’) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., (“Oppenheimer”), relating to the issuance and sale of 13,000,000 shares of the Company’s common stock, at a price to the public of $1.20 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares from the Company at a price of $1.1225 per share. Certain directors, officers, and employees of the Company are expected to purchase approximately $1.2 million of the Company’s common stock at a price to the public of $1.20 per share in this offering. The Company expects the net proceeds from this offering to be approximately $14.0 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about September 28, 2016, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an aggregate of 1,950,000 additional shares of common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Oppenheimer, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-209315), including the prospectus dated February 12, 2016 contained therein, and the related prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in this offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the prospectus supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 23, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2016	ENPHASE ENERGY, INC.

	By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 23, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)